UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

(Exact Name of Registrant as Specified in Charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At KeyCorp’s 2014 Annual Meeting of Shareholders held on May 22, 2014, shareholders elected all twelve of the directors nominated by the KeyCorp Board of Directors. Each director received a greater number of votes cast for his or her election than votes withheld from his or her election, as stated below. The shareholders also ratified the appointment of Ernst & Young LLP as KeyCorp’s independent auditor for 2014, approved on an advisory basis KeyCorp’s executive compensation as described in KeyCorp’s 2014 proxy statement, and did not approve an advisory shareholder proposal seeking to separate KeyCorp’s Chairman and Chief Executive Officer roles. The final voting results from the meeting are as follows:

Proposal One—Election of Directors

Nominee	For	Withheld	Broker Non-Vote
Joseph A. Carrabba	659,719,731	4,974,176	91,494,230
Charles P. Cooley	660,727,509	3,966,398	91,494,230
Alexander M. Cutler	637,198,588	27,495,320	91,494,230
H. James Dallas	658,896,746	5,797,161	91,494,230
Elizabeth R. Gile	660,397,643	4,296,265	91,494,230
Ruth Ann M. Gillis	658,785,535	5,908,373	91,494,230
William G. Gisel, Jr.	655,665,693	9,028,215	91,494,230
Richard J. Hipple	651,627,107	13,066,800	91,494,230
Kristen L. Manos	660,480,444	4,213,464	91,494,230
Beth E. Mooney	642,401,023	22,292,884	91,494,230
Demos Parneros	660,294,628	4,399,279	91,494,230
Barbara R. Snyder	660,279,135	4,414,772	91,494,230

Proposal Two—Ratification of the Appointment of Ernst & Young LLP as KeyCorp’s Independent Auditors for 2014

For	Withheld	Abstain	Broker Non-Vote
736,696,137	17,201,215	2,290,786	0

Proposal Three—Advisory Approval of KeyCorp’s Executive Compensation

For	Withheld	Abstain	Broker Non-Vote
639,709,452	21,705,574	3,278,881	91,494,230

Proposal Four—Shareholder Proposal Seeking to Separate the Chairman and Chief Executive Officer Roles

For	Withheld	Abstain	Broker Non-Vote
189,181,391	472,880,063	2,632,454	91,494,230

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KeyCorp

Date: May 23, 2014

/s/ Paul N. Harris
	By:	Paul N. Harris
Secretary and General Counsel